OPPENHEIMER EQUITY INCOME FUND, INC.
Period Ending 10-31-07
Exhibit 77C


DISTRIBUTION OF OUTSTANDING SHARES
Accounts  Shares  % of O/S
REG  28,837  8,109,385  42.62%
NOBO  15,941  8,065,129  42.39%
OBO  5,946  2,853,736  15.00%


VOTE SUMMARY
Accounts Shares % of Voted
IVR 483 246,207 1.78% Web 632 306,358 2.21% Cards 1,798 810,039 5.85%
TeleProxies 668 1,464,417 10.58% ADP Nobos 3,056 1,960,008 14.16%
ADP Obos CNB 0 0.00% ** Nobo tape not ordered therefore can not calc nobo returns


OPPENHEIMER VOTING
Fund of Funds 0 0 0.00% IRA RPSS 18,450 4,641,370 25.01% MassMutual 0 0 0.00%
Total 25,087 4,641,370 25.01%
TOP 20 UNVOTED HOLDERS


Share Distribution
Shares % of O/S Registration 1 380,495 2.05% AMERIPRISE FINL SERV#0216
NOBO 42.39%2 106,029 0.57% MR ROBERT ADLER 3 85,901 0.46% WILLNER ASSET
PARTNERS LP 4 83,387 0.45% AMERIPRISE FINL SERV#0216 5 35,000 0.19% ROBERT S BIRCH REV TRUST $00100 6 31,808 0.17% JANE BLOOMGARDEN REV TR 7 29,617 0.16% AMERIPRISE FINL SERV#0216 REG 42.62% OBO 15.00% 8 26,489 0.14% MG TRUST COMPANY, LLC 9 24,694 0.13% RONALD A MEREDITH & 10 18,423 0.10% NFS/FMTC ROLLOVER IRA
11 14,851 0.08% RPSS TR 12 14,511 0.08% JACK R HARRELL TTEE REQUIRED VOTE AS NOTED BY OPPENHEIMER: 13 13,591 0.07% MG TRUAMERICAN FARM BUREAU FEDERATI Proposal 1. 14 12,870 0.07% ALMA J KREUTZKAMP TTEE Persons nominated as Trustees must receive a plurality of the 15 12,671 0.07% LOUIS GREEN REVOCABLE TRUST votes cast, which means that the six nominees receiving the 16 12,001 0.06%
RPSS TR ROLLOVER IRA highest number of affirmative votes at the meeting will be elected 17 11,837 0.06% NATION C/O IPO PORTFOLIO ACCOUNTING 18 10,632 0.06% ROBERT & ROSALIND ALPERSON TTEES Proposal 2. 19 10,603 0.06% THOMASCHARLES SCHWAB & CO INC CUST A majority of outstanding voting securities as defined by the 20 9,900 0.05% WILLIE LUMP LUMP EWT MONEY 1940 Act. Such majority vote is defined as: 945,311 5.09% Percent of OS The vote of holders of the lesser of 67% or more of the shares present or represented by proxy at the meeting, if the holders of 50% of the outstanding shares are present -OR More than 50% of the outstanding shares in favor